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As filed with the Securities and Exchange Commission on October 31, 2013

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Starwood Waypoint Residential Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	80-6260391 (I.R.S. Employer Identification No.)
c/o Starwood Property Trust, Inc. 591 West Putnam Avenue
Greenwich, CT (Address of principal executive offices)	06830 (Zip Code)

Registrant's telephone number, including area code:
 203-422-8100

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 STARWOOD WAYPOINT RESIDENTIAL TRUST

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Risk Factors," "Forward-Looking Statements," "Our Separation From Starwood Property Trust," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Transactions" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors" and "Forward-Looking Statements." Those sections are incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary—Summary Selected Financial Information," "Selected Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Our Portfolio." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Principal Shareholders." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Our Manager and the Management Agreement." Those sections are incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Management—Executive and Trustee Compensation," "Management—Equity Incentive Plans" and "Our Manager and the Management Agreement." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management," "Our Manager and the Management Agreement" and "Certain Relationships and Related Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the section of the information statement entitled "Summary," "Our Separation From Starwood Property Trust," "Distribution Policy" and "Description of Shares." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the section of the information statement entitled "Our Separation From Starwood Property Trust" and "Description of Shares." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Certain Relationships and Related Transactions—Indemnification and Limitation of Trustees' and Officers' Liability." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        Not applicable.

Item 15.    Financial Statements and Exhibits.

(a)   Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)   Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description
3.1	*	Form of Articles of Amendment and Restatement of Declaration of Trust of Starwood Waypoint Residential Trust

3.2	*	Form of Amended and Restated Bylaws of Starwood Waypoint Residential Trust.

4.1	*	Specimen Common Share Certificate of Starwood Waypoint Residential Trust.

8.1	*	Opinion of Sidley Austin LLP regarding tax matters.

10.1	*	Form of Amended and Restated Agreement of Limited Partnership Agreement of Starwood Residential Partnership, L.P.

10.2	*	Form of Management Agreement between SWAY Management LLC and Starwood Waypoint Residential Trust.

10.3	*	Form of Co-Investment and Allocation Agreement among Starwood Waypoint Residential Trust, SWAY Management LLC and Starwood Capital Group Global, L.P.

10.4	*	Separation and Distribution Agreement between Starwood Property Trust, Inc. and Starwood Waypoint Residential Trust

10.5	*	Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan.

10.6	*	Form of Restricted Share Award Agreement for Independent Trustees.

10.7	*	Starwood Waypoint Residential Trust Manager Equity Plan.

10.8	*	Form of Restricted Share Unit Award Agreement for Initial Award to SWAY Management LLC under the Manager Equity Plan.

10.9	*	Form of Option Award Agreement for Initial Award to SWAY Management LLC under the Manager Equity Plan.

10.10	*	Form of LTIP Unit Award Agreement for Initial Award to SWAY Management LLC under the Manager Equity Plan.

10.11	*	Starwood Waypoint Residential Trust Equity Plan.

10.12	*	Credit Facility Agreement.

10.13	*	Form of Registration Rights Agreement among Starwood Waypoint Residential Trust and Starwood Capital Group, certain of Starwood Capital Group's officers and affiliates and SWAY Management LLC.

10.14	*	Limited Partnership Agreement of PrimeStar Fund I, L.P.

10.15	*	Form of Governance Rights Agreement among Starwood Capital Group Global, L.P., Waypoint Real Estate Group Holdco, LLC and Starwood Waypoint Residential Trust.

21.1	*	List of Subsidiaries of the Registrant.

99.1		Preliminary Information Statement of Starwood Waypoint Residential Trust, subject to completion, dated October 31, 2013.

99.2		John Burns Real Estate Consulting, LLC Market Study.

*
To be filed by amendment.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST
By:	/s/ BARRY S. STERNLICHT
Name: Barry S. Sternlicht
Title: Chief Executive Officer, President and Chairman of the Board of Trustees

Date: October 31, 2013

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STARWOOD WAYPOINT RESIDENTIAL TRUST INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES